Aradyme President Resigns

OREM, Utah - November 18, 2005 - Aradyme Corporation (OTCBB: ADYE), a data management company, announced today that Kirk L. Tanner, the company's president and a member of its board of directors, has resigned from his positions for personal reasons after having taken a leave of absence. The resignation is effective immediately.


Aradyme's chairman and chief executive officer, James R. Spencer, will continue to fill in for Tanner until the company is able to name replacements for the positions.

"Kirk has been a trusted colleague, and we appreciate all of the contributions he has made to Aradyme and its board of directors, and wish him all the best in his endeavors," said Spencer.

About Aradyme Corporation
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Aradyme Corporation (OTCBB: ADYE) is a data management company that provides world-class solutions in data migration, data integration and application development. These solutions are made possible through a mix of proprietary next-generation database technologies, methodologies and experience that enables customers to simplify their data management efforts and substantially increase the quality of their data. By leveraging the company's dynamic-schema database management system, which has been in development for more than 25 years, customers are able to bypass the limitations of traditional database technology and achieve greater flexibility in data handling. For more information about Aradyme, call (801)705-5000 or visit the company's web site at www.aradyme.com.

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This release contains forward-looking statements. Forward-looking statements are not guarantees of future revenues, sales, agreements, events, growth or results. Forward looking statements are subject to risks and uncertainties outside Aradyme's control. Actual events or results may differ materially from the forward-looking statements.

Financial and Investor Contact:
Scott Mayfield, Chief Financial Officer
Aradyme Corporation
Phone: (801) 705-5032
scott.mayfield@aradyme.com

Media Contact:
Kimberly Carroll
Aradyme Corporation
Phone: (801)705-5039
kimberly.carroll@aradyme.com